                           EMPOWER VARIABLE ANNUITY
                      FORTIS BENEFITS INSURANCE COMPANY

                              FILE NO. 333-43805



    SUPPLEMENT DATED NOVEMBER 6, 2003 TO THE PROSPECTUS DATED MAY 1, 2003

             SUPPLEMENT DATED NOVEMBER 6, 2003 TO YOUR PROSPECTUS

The name of Hartford Growth and Income HLS Fund has been changed to Hartford Disciplined Equity HLS Fund. All references to "Hartford Growth and Income HLS Fund" are deleted and replaced with "Hartford Disciplined Equity Fund."

  THIS SUPPLEMENT SHOULD BE RETAINED WITH THE PROSPECTUS FOR FUTURE REFERENCE.

HV- 4284